Exhibit 10.30.15

EXECUTION VERSION

AMENDMENT NUMBER FIFTEEN

to the

Amended and Restated Mortgage Loan Participation Purchase and Sale Agreement

dated as of July 17, 2015

between

BANK OF AMERICA, N.A.

and

LOANDEPOT.COM, LLC

THIS AMENDMENT NUMBER FIFTEEN (this “Amendment”) is made as of the 28th day of September, 2020, by and between Bank of America, N.A. (“Purchaser”) and loanDepot.com, LLC (“Seller”) to the Amended and Restated Mortgage Loan Participation Purchase and Sale Agreement, dated as of July 17, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between Purchaser and Seller.

WHEREAS, Seller has requested and Purchaser agrees to amend the Agreement as more specifically set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Purchaser that, after giving effect to this Amendment, it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and is not in default under the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendment. Effective as of September 28, 2020, the Agreement is hereby amended as follows:

(a) Section 1 of the Agreement is hereby amended by deleting the definition of “Effective Date” and “Expiration Date” in their entireties and replacing them with the following (modified text underlined for review purposes):

“Effective Date”: September 28, 2020.

“Expiration Date” The earliest of (i) September 27, 2021, (ii) at Purchaser’s option, upon the occurrence of an Event of Default, and (iii) the date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

(b) Section 1 of the Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order:

“SOFR”: With respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the relevant Governmental Authority.

“SOFR-Based Rate”: SOFR or Term SOFR.

“Term SOFR”: The forward-looking term rate for any period that is approximately one (1) month in duration (as determined by Purchaser) and that is based on SOFR and that has been selected or recommended by the relevant Governmental Authority, in each case as published on an information service as selected by Purchaser from time to time in its reasonable discretion.

(c) Section 17 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following (modified text underlined for review purposes):

Section 17. Execution in Counterparts. This Agreement, the other Program Documents, and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement and the other Program Documents (each a “Communication”) may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed simultaneously in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Purchaser of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Electronic Signatures and facsimile signatures shall be deemed valid and binding to the same extent as the original. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

(d) Section 30 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following (modified text underlined for review purposes):

Section 30. Alternative Rate. If prior to the related Purchase Date, Purchaser determines in its sole discretion that: (i) adequate and reasonable means do not exist for ascertaining One-Month LIBOR, including, without limitation, because One-Month LIBOR is not available or published on a current basis, and such circumstances are unlikely to be temporary; (ii) the administrator of One-Month LIBOR or a Governmental Authority having jurisdiction over Purchaser has made a public statement identifying a specific date after which One-Month LIBOR shall no longer be made available, or used for determining the interest rate of loans, provided, that, at the time of such statement, there is no successor administrator that is satisfactory to Purchaser, that will continue to provide One-Month LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or (iii) mortgage loan financing facilities similar to this facility, currently being executed, or that include language similar to that contained in this Section 30, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace One-Month LIBOR, Purchaser shall give prompt notice thereof to Seller, whereupon the Discount Pricing Rate from the date specified in such notice, which may be the Scheduled Unavailability Date, for such period, and for all subsequent periods until such notice has been withdrawn by Purchaser, shall be based on (x) one or more SOFR-Based Rates or (y) another alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated mortgage loan financing facilities for such alternative benchmark rates and, in each case, including any mathematical or other adjustments to such benchmark rates giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated mortgage loan financing facilities for such benchmark rates, which adjustment or method for calculating such adjustment shall be published on an information service as selected by Purchaser from time to time in its sole discretion and may be periodically updated) (any such rate, a “Successor Rate”). Such Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Purchaser, such Successor Rate shall be applied in a manner as otherwise determined by Purchaser in its sole discretion. In connection with the implementation of a Successor Rate, Purchaser shall have the right to make Successor Rate Conforming Changes, as determined by Purchaser in its sole discretion from time to time and, notwithstanding anything to the contrary herein or in any other Principal Agreement, any amendments implementing such Successor Rate Conforming Changes shall become effective without any further action or consent of any other party to this Agreement.

(e) Exhibit K to the Agreement is hereby amended by deleting it in its entirety and replacing it with the form of Annex One attached hereto (modified text underlined for review purposes).

(f) Annex A to the Agreement is hereby amended by deleting it in its entirety and replacing it with the form of Annex Two attached hereto (modified text underlined for review purposes).

SECTION 2. Condition Precedent. As a condition precedent to the effectiveness of this Amendment, Seller shall remit to Purchaser a facility fee attributable to the renewal of the Agreement (the “Renewal Facility Fee”), in accordance with Section 2(g) of the Agreement. The Renewal Facility Fee shall be deemed due, earned and payable in full on the date hereof. Upon early termination of the Agreement, no portion of the Renewal Facility Fee will be refunded to Seller.

SECTION 3. Fees and Expenses. The Seller agrees to pay to Purchaser all fees and out of pocket expenses incurred by Purchaser in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Purchaser incurred in connection with this Amendment, in accordance with Section 22(a) of the Agreement.

SECTION 4. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 5. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 6. Representations. In order to induce Purchaser to execute and deliver this Amendment, Seller hereby represents to Purchaser that as of the date hereof, after giving effect to this Amendment, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no Potential Default or Event of Default or Servicing termination event (as described in Section 6(f) of the Agreement) has occurred and is continuing under the Program Documents.

SECTION 7. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.

SECTION 8. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 9. Counterparts. Counterparts. This Amendment No. 15 and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”) may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment No. 15 may be executed simultaneously in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Purchaser of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Electronic Signatures and facsimile signatures shall be deemed valid and binding to the same extent as the original. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

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IN WITNESS WHEREOF, Purchaser and Seller have caused this Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as Purchaser	LOANDEPOT.COM, LLC, as Seller

By:	By:
Name: Title:	Name: Title:

Signature Page to Amendment No. 15 to A&R Purchase and Sale Agreement (BANA/loanDepot)

Annex One

Exhibit K

FORM OF SERVICER NOTICE AND ACKNOWLEDGEMENT

[Date]

[_______________], as Servicer

[ADDRESS]

Attention: __________________

Re:

Amended and Restated Mortgage Loan Participation Purchase and Sale Agreement, dated as of July 17, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and between loanDepot.com, LLC (the “Seller”) and Bank of America, N.A. (the “Purchaser”).

Ladies and Gentlemen:

[_______________________] (“Servicer”) is servicing certain mortgage loans for Seller pursuant to that certain [Servicing Agreement], dated as of [                ] (the “Servicing Agreement”) between Servicer and Seller. Pursuant to the Agreement between Purchaser and Seller, Servicer is hereby notified that Seller may from time to time sell to Purchaser certain mortgage loans which are currently being serviced by Servicer pursuant to the terms of the Servicing Agreement.

Section 1. Direction Notice. (a) Upon receipt of notice from Purchaser (a “Direction Notice”) in which Purchaser shall identify the mortgage loans which back a participation certificate that is sold to Purchaser under the Agreement (the “Mortgage Loans”), Servicer shall segregate all amounts collected on account of such Mortgage Loans, hold them in trust for the sole and exclusive benefit of Purchaser, and remit such collections in accordance with Purchaser’s written instructions. Further, Servicer shall follow the instructions of Purchaser with respect to the Mortgage Loans, and shall deliver to Purchaser any information with respect to the Mortgage Loans as reasonably requested by Purchaser.

(b) Notwithstanding any contrary information which may be delivered to the Servicer by Seller, Servicer may conclusively rely on any information delivered by Purchaser, and Seller shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information.

Section 2. No Modification of the Servicing Agreement. Without the prior written consent of Purchaser exercised in Purchaser’s sole discretion, Servicer shall not agree to (a) any material modification, amendment or waiver of the Servicing Agreement; (b) any termination of the Servicing Agreement or (c) the assignment, transfer, or material delegation of any of its rights or obligations under the Servicing Agreement.

Section 3. Right of Termination. Purchaser shall have the right to terminate the Servicer’s rights and obligations to service the Mortgage Loans under the Servicing Agreement in accordance with the terms thereof. Any fees due the Servicer (a) in connection with any termination shall be paid by Seller and (b) incurred following receipt of a Direction Notice shall be paid by Purchaser to the extent that such fees relate to the Mortgage Loans that are subject to the Servicing Agreement. Seller and the Servicer shall cooperate in transferring the servicing with respect to such Mortgage Loans to a successor servicer appointed by Purchaser in its sole discretion.

Exhibit K-1

Section 4. Notices. All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder in writing shall be mailed (first class, return receipt requested and postage prepaid) or delivered in person or by overnight delivery service or by facsimile, addressed to the respective parties hereto at their respective addresses set forth below or, as to any such party, at such other address as may be designated by it in a notice to the other:

Any notices to Purchaser should be delivered to the following addresses:

Bank of America, N.A.

One Bryant Park – 11th floor

Mail Code: NY1-100-11-01

New York, New York 10036

Attention: Eileen Albus, Director, Mortgage Finance

Telephone: (646) 855-0946

Facsimile: (646) 855-5050

Email: Eileen.Albus@bofa.com

and

Bank of America, N.A.

31303 Agoura Road

Mail Code: CA6-917-02-63

Westlake Village, California 91361

Attention: Adam Gadsby, Managing Director

Telephone: (818) 225-6541

Facsimile: (213) 457-8707

Email: Adam.Gadsby@bofa.com

Any notices to Servicer should be delivered to the following addresses:

[                ]

Any notices to Seller should be delivered to the following addresses:

[                ]

Section 5. Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

Section 6. Entire Agreement; Severability. This agreement shall supersede any existing agreements between the parties containing general terms and conditions for the servicing of the Mortgage Loans. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Section 7. Governing Law; Jurisdiction; Waiver of Jury Trial. (a) This agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

Exhibit K-2

(b) All legal actions between or among the parties regarding this agreement, including, without limitation, legal actions to enforce this agreement or because of a dispute, breach or default of this agreement, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions. The parties hereto irrevocably consent and agree that venue in such courts shall be convenient and appropriate for all purposes and, to the extent permitted by law, waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same. The parties hereto further irrevocably consent and agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 4, and that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(c) The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement or the transactions contemplated hereby or thereby.

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Exhibit K-3

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA N.A., as Purchaser

By:
Name:
Title:

LOANDEPOT.COM, LLC, as Seller

By:
Name:
Title:

[ ], as Servicer

By:
Name:
Title:

Exhibit K-4

Annex Two

Annex A

PURCHASER NOTICES

Name:	Bank of America, N.A.
Address:	31303 Agoura Road Mail Code: CA6-917-02-63 Westlake Village, California 91361 Attention: Adam Gadsby, Managing Director
Telephone:	(818) 225-6541
Telecopy:	(213) 457-8707
Email:	Adam.Gadsby@bofa.com

with copies to:

Name:	Bank of America, N.A.
Address:	One Bryant Park, 11th Floor Mail Code: NY1-100-11-01 New York, New York 10036 Attention: Eileen Albus, Director, Mortgage Finance
Telephone:	(646) 855-0946
Telecopy:	(646) 855-5050
Email:	Eileen.Albus@bofa.com

Name:	Bank of America, N.A.
Address:	One Bank of America Center 150 North College Street Mail Code: NC1-028-24-02 Charlotte, North Carolina 28255 Attention: Greg Lumelsky, Assistant General Counsel
Telephone:	(980) 388-6357
Telecopy:	(704) 409-0810
Email:	Greg.Lumelsky@bofa.com

SELLER NOTICES

Name:	loanDepot.com, LLC
Address:	26642 Towne Centre Drive Foothill Ranch, CA 92610 Attention: Patrick Flanagan, Chief Financial Officer
Telephone:	(949) 860-3306
Telecopy:	(949) 860-3306
Email:	pflanagan@loandepot.com
With copies to:	Sheila Mayes - smayes@loandepot.com

Annex A-1